UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 24, 2019

EASTSIDE DISTILLING, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-38182	20-3937596
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 SE Water Avenue, Suite 390

Portland, OR 97214

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (971) 888-4264

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Common Stock, $0.0001 par value	EAST	The Nasdaq Stock Market LLC
(Title of Each Class)	(Trading Symbol)	(Name of Each Exchange on Which Registered)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (CFR §240.12b-2 of this chapter). Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 24, 2019, Eastside Distilling, Inc. (“Eastside”) appointed Stephanie Kilkenny to its Board of Directors (“the Board”), effective immediately, to serve until the earlier of Eastside’s 2020 Annual Meeting of Stockholders or her death, resignation or removal. Mrs. Kilkenny has not been and is not expected to be appointed to any committees of the Board at the time of this disclosure.

Mrs. Kilkenny was appointed to the Board in accordance with the terms of the previously announced Asset Purchase Agreement, dated September 12, 2019 (the “Asset Purchase Agreement”), between the Company and Intersect Beverage, LLC, a California limited liability company (“Intersect”), pursuant to which Eastside acquired substantially all of the assets of Intersect (the “Purchased Assets”), an importer and distributor of tequila and related products (the “Transaction”) under the brand name “Azuñia”. The Transaction closed on September 12, 2019.

Mrs. Kilkenny was the former managing director of Azuñia Tequila and, together with her spouse, owns and controls TQLA, LLC, a California limited liability company (“TQLA”), the majority owner of Intersect. While managing director of Azuñia Tequila, she oversaw rebranding projects as well as day-to-day operations.

In connection with the Transaction, TQLA is entitled to up to 93.88% of the aggregate consideration payable under the Asset Purchase Agreement. The aggregate consideration payable under the Asset Purchase Agreement includes that number of shares of common stock of Eastside, cash payments and/or promissory notes comprising (i) 1,200,000 shares of Eastside common stock (the “Fixed Number of Shares”) and, (ii) to the extent certain revenue targets are achieved, the Initial Earnout Consideration (as defined below) and the Subsequent Earnout Consideration (as defined below).

As previously described in the Company’s Form 8-K filed on September 16, 2019, the Fixed Number of Shares will be issued 540 days following the closing date of the Transaction as follows: 850,000 shares of Eastside common stock will be issued at a stipulated value of $6.00 per share, equivalent to $5,100,000, and the remaining 350,000 shares of Eastside common stock will be issued at a stipulated value equal to the 20-day volume-weighted average closing price of Eastside common stock on September 12, 2020. In addition, upon the acquired business (which is comprised of Intersect’s business of importing and distributing tequila and related products (the “Business”)) achieving gross revenues of $3.24 million or more during the first eighteen months following closing date of the Agreement, Eastside will issue as further consideration (the “Initial Earnout Consideration”) additional shares of Eastside common stock at a price per share equal to the 20-day volume-weighted average closing price of Eastside common stock on the eighteen-month anniversary of the closing date of the Transaction. The number of additional shares of Eastside common stock to be issued will be based upon a multiple of gross revenue of the Business, ranging from 3.30 to 3.50, and less the aggregate stipulated dollar value of the Fixed Number of Shares previously paid, subject to an aggregate payment of approximately $14.7 million.

If the gross revenue of the acquired Business for the period commencing on the first day of the thirteenth month following the closing date of the Transaction and ending on the last day of the twenty-fourth month following the closing date of the Transaction (the “Subsequent Earnout Period”) equals or exceeds $9.45 million, Eastside will pay to the members of Intersect, including up to 93.88% to TQLA, $1,500,000, either in cash or a number of shares equal to (x) $1.5 million divided by (y) the 20-day volume-weighted average closing price of Eastside common stock on the last day of the Subsequent Earnout Period, rounded down to the nearest whole number of shares of Eastside common stock (the “Subsequent Earnout Consideration”).

Notwithstanding anything set forth in the Asset Purchase Agreement, Eastside will not be required to issue shares of common stock if, in order for Eastside to issue sufficient shares to pay any portion of the aggregate consideration under the Agreement, Eastside would be required to hold a vote of Eastside stockholders pursuant to Nasdaq Listing Rules (i.e. the number of shares of common stock of Eastside issuable under the Agreement would exceed 19.9% of Eastside’s outstanding common stock). In the event that Eastside would be required to hold a vote of Eastside stockholders pursuant to Nasdaq Listing Rules, Eastside may, at its election, issue only that number of shares of common stock which does not require such vote, and instead pay any remaining portion of the aggregate consideration in the form of cash or as a promissory note with a three-year maturity that bears interest at a rate of 6% per annum.

Any shares issued by Eastside under the Asset Purchase Agreement will be issued, at Eastside’s election, either (i) as registered shares under the Securities Act of 1933, as amended (the “Securities Act”) or (ii) as unregistered shares in an issuance exempt from registration under Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder. If Eastside issues unregistered shares, Eastside will file a re-sale registration statement on Form S-3 with the Securities and Exchange Commission for a secondary offering covering the resale of the unregistered shares. Such registration statement will be filed no later than 30 days following the date of payment of the Initial Earnout Consideration and will be amended within 30 days following the issuance of any Subsequent Earnout Consideration.

In addition, TQLA is obligated to reimburse the Company for approximately $430,000 in certain expenses associated with the transaction.

On September 16, 2019, Eastside entered into a Subscription Agreement with Mrs. Kilkenny’s spouse, Patrick J. Kilkenny as Trustee For Patrick J. Kilkenny Revocable Trust (the “Kilkenny Trust”) in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act and Rule 506(b) promulgated thereunder, pursuant to which Eastside agreed to issue and sell to the Kilkenny Trust an aggregate of 55,555 units (the “Units”) at a per unit price of $4.50. Each Unit consists of one share of Eastside’s common stock and a three-year warrant to acquire 0.5 shares of common stock at an exercise price of $5.50 per share.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
99.1	Press Release of Eastside Distilling, Inc. dated October 30, 2019, announcing appointment of Stephanie Kilkenny.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 30, 2019

EASTSIDE DISTILLING, INC.

By:	/s/ Steven Shum
Steven Shum
Chief Financial Officer